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                                                                    EXHIBIT 23.2



             Consent of Deloitte & Touche LLP, Independent Auditors


We consent to the incorporation by reference in this Registration Statement of ValiCert, Inc. on Form S-8 of our report dated April 14, 2000 (May 5, 2000 as to
Note 15) on the consolidated financial statements of ValiCert, Inc. for the year ended December 31, 1999, and our report dated March 3, 2000 (May 5, 2000 as to
Note 7) on the financial statements of Receipt.com, Inc. for the year ended December 31, 1998 and the period from January 1, 1999 to December 30, 1999 appearing in Amendment No. 3 to Registration Statement No. 333-37020 of ValiCert, Inc. on Form S-1.


/s/ Deloitte & Touche LLP
San Jose, California
January 17, 2001